Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated April 24, 2024, with respect to the consolidated financial statements of Niu Technologies and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG Huazhen LLP

Beijing, China

April 24, 2024